Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q1 2020 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – May 1, 2020 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of tank and pump solutions in the United States, today reported actual and adjusted financial results for the quarter ended March 31, 2020.

The Company realized net income of $8.3 million, or $0.19 per diluted share, in the first quarter of 2020. On an adjusted basis, first quarter net income was $22.8 million, or $0.51 per diluted share, as compared to adjusted net income of $18.2 million, or $0.41 per diluted share, for the same period last year. Adjusted EBITDA was $59.9 million and adjusted EBITDA margin was 40.2% for the first quarter of 2020, compared to adjusted EBITDA of $56.2 million and adjusted EBITDA margin of 37.6% in the first quarter of 2019.

Total revenues were $149.0 million and rental revenues were $140.7 million for the first quarter of 2020, as compared to $149.7 million and $142.2 million, respectively, for the same period last year. Rental revenues for the Storage Solutions and Tank & Pump Solutions businesses for the current quarter were $114.7 million and $25.9 million, respectively, compared to $112.7 million and $29.5 million for the same period last year.

Dividend

The Company’s Board of Directors declared a cash dividend of 30.3 cents per share, which will be paid on May 27, 2020 to shareholders of record as of May 13, 2020.

Merger Agreement

On March 2, 2020, we announced that we have entered into an Agreement and Plan of Merger with WillScot Corporation (“WillScot”). The pending merger with WillScot is subject to customary closing conditions, including receipt of regulatory approvals and stockholder approvals from the Company’s and WillScot’s stockholders. We are working collaboratively with our counterparts at WillScot to satisfy these closing conditions and plan the integration of the two businesses with the expectation of closing in the third quarter of 2020. We believe that the merger will result in strategic and financial benefits by combining the two industry leaders in the complementary modular space and portable storage solutions markets.

COVID-19

Mobile Mini’s top priorities are the health and safety of our employees and customers. As such the Company has taken numerous substantial steps to this end, including among other things, transitioning employees to a work from home model when possible, and implementing social distancing policies for those employees in the field.

Operating within these guidelines, Mobile Mini remains fully operational as an essential business, including delivering hundreds of units in support of testing and relief efforts in the fight against COVID-19. Mobile Mini’s ground-level offices and containers are being utilized as testing centers and for extra office space to provide social distancing, which when combined with the furniture and handwashing stations available within our managed services business, makes Mobile Mini an efficient one-call solution for those on the front lines of the battle against COVID-19. Mobile Mini’s core business operations also remain intact, as the Company provides services to customers in each of the 16 Critical Infrastructure Sectors identified by the United States Federal Government.

CEO Comments

Kelly Williams, Mobile Mini’s President and Chief Executive Officer, remarked, “I would like to thank Mobile Mini employees for their hard work and dedication. The Mobile Mini team has risen to the challenges of maintaining operations in these unprecedented circumstances. Safety is our most important core value and we are dedicated to the health and safety of our employees and customers while providing uninterrupted delivery of our premium products and services across all our business segments. Though we have been deemed an essential business, this pandemic is unprecedented and the full extent of its impact on our operations is uncertain. While our strong first quarter was minimally impacted by the COVID-19 outbreak, we do expect a decrease in demand for our products and services in the near-term, leading to a year-over-year and sequential decrease in our second quarter 2020 rental revenues. The majority of our fleet currently on-rent is being utilized to contain inventory, supplies or other products, which translates into ongoing storage requirements for many of our clients. Our pipeline of pending orders, however, is down compared to the prior-year due to postponed projects in our end markets which will lead to reduced rental revenue in the near-term, including a decrease in trucking revenue due to reduced delivery and pickup activity. Ultimately, some postponed projects could move into late 2020 or early 2021 and some could be cancelled.”

Mr. Williams continued, “Mobile Mini’s flexible and efficient business structure is demand driven, allowing us to minimize the effect of reduced revenues on adjusted EBITDA and free cash flows by managing expenses and capital expenditures. We have already instituted several cost-savings adjustments to our business and have reduced capital expenditures. Our sophisticated, cutting-edge technology provides real-time management insight into our business which, when combined with our newly developed supply chain processes, further enhances our agility with respect to proactive expense control and profit optimization. Mobile Mini enters the second quarter of 2020 from a position of financial strength, including the lowest leverage ratio for the Company since September 30, 2014, ample liquidity, and a nimble capital allocation policy. Notably, Mobile Mini’s free cash flow generation will remain strong in a downturn as we minimize capital expenditures in line with reduced demand. Our financial strength and flexibility positions us to manage through these uncertain times and allows us to move quickly when demand returns.”

First Quarter 2020 Highlights

•	Drove healthy year-over-year growth of 3.2% in North America Storage Solutions rental revenue.

•	Solid year-over-year rate increase of 3.7% and 1.9% in North America and U.K. Storage Solutions, respectively.

•	Grew consolidated adjusted EBITDA 6.5%, year-over-year, and expanded adjusted EBITDA margin by 260 basis points to 40.2%, driven by a 420 basis point year-over-year increase for Storage Solutions.

•	Generated cash from operating activities of $33.2 million for the quarter, resulting in free cash flow of $22.5 million, a nearly 40% increase over the prior year.

•	Decreased leverage ratio to 3.5x as of March 31, 2020 compared to 3.6x as of December 31, 2019 and 4.2x as of December 31, 2018.

•	Completed one acquisition in the quarter, strengthening our existing operations in Dallas, Texas.

Conference Call

Mobile Mini will host a conference call later this morning at 9 am ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investor Relations section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 90 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 200,500 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,800 units. Mobile Mini’s network is comprised of 155 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our access to ample liquidity, our ability to minimize the effect of reduced revenues on adjusted EBITDA and free cash flows, and our ability to continue to generate positive free cash flow, all of which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Van Welch, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Mike Gaudreau (212) 836-9620
(602) 308-3879

Emily Tadano, Director of Treasury & Investor Relations (602) 845-4005

www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$140,656	$—	$140,656	$142,172	$—	$142,172
Sales	8,316	—	8,316	7,223	—	7,223
Other	68	—	68	266	—	266

Total revenues	149,040	—	149,040	149,661	—	149,661

Costs and expenses:
Rental, selling and general expenses	102,258	(15,505)	86,753	92,234	—	92,234
Cost of sales	5,102	—	5,102	4,602	—	4,602
Depreciation and amortization	17,492	—	17,492	17,335	—	17,335

Total costs and expenses	124,852	(15,505)	109,347	114,171	—	114,171

Income from operations	24,188	15,505	39,693	35,490	—	35,490
Other income (expense):
Interest income	12	—	12	—	—	—
Interest expense	(9,257)	—	(9,257)	(10,760)	—	(10,760)
Deferred financing costs write-off	—	—	—	(123)	123	—
Foreign currency exchange	(3)	—	(3)	1	—	1

Income before income tax provision	14,940	15,505	30,445	24,608	123	24,731
Income tax provision	6,639	986	7,625	6,523	32	6,555

Net income	$8,301	$14,519	$22,820	$18,085	$91	$18,176

EBITDA/Adjusted EBITDA	$41,689		$59,876	$52,826		$56,230
EBITDA/Adjusted EBITDA as a percentage of total revenues	28.0%		40.2%	35.3%		37.6%
Earnings per share:
Basic	$0.19		$0.52	$0.41		$0.41
Diluted	0.19		0.51	0.40		0.41
Weighted average number of common and common share equivalents outstanding:
Basic	43,873		43,873	44,448		44,448
Diluted	44,386		44,386	44,877		44,877

(1)

Adjusted column for the three months ended March 31, 2020 excludes merger-related expenses that management believes are not indicative of our business, along with the related tax effects. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release.

(2)

Adjusted column for the three months ended March 31, 2019 excludes expense related to the write-off of deferred financing fees related to the amendment of our revolving credit agreement, along with the related tax effects. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2020	2019
As of March 31:
Stand-alone Storage Solutions locations	117	119
Stand-alone Tank & Pump Solutions locations	20	20
Combined Storage Solutions and Tank & Pump Solutions locations	18	17
Storage Solutions rental fleet units	200,500	196,400
Tank & Pump Solutions rental fleet units	12,800	12,800
Average utilization based on original equipment cost
Three months ended March 31:
Storage Solutions	73.8%	77.1%
Tank & Pump Solutions	66.4%	74.1%

Mobile Mini, Inc.

Business Segment Information - Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Three Months Ended March 31, 2020
	Storage Solutions
	North America	United Kingdom	Total	Tank & Pump Solutions	Consolidated
Revenues:
Rental	$96,469	$18,275	$114,744	$25,912	$140,656
Sales	5,284	1,922	7,206	1,110	8,316
Other	39	—	39	29	68

Total revenues	101,792	20,197	121,989	27,051	149,040

Costs and expenses:
Rental, selling and general expenses	55,783	12,395	68,178	18,575	86,753
Cost of sales	3,061	1,477	4,538	564	5,102
Depreciation and amortization	9,305	1,770	11,075	6,417	17,492

Total costs and expenses	68,149	15,642	83,791	25,556	109,347

Income from operations	$33,643	$4,555	$38,198	$1,495	$39,693

Adjusted EBITDA	$45,394	$6,404	51,798	$8,078	$59,876
Adjusted EBITDA Margin	44.6%	31.7%	42.5%	29.9%	40.2%

	Three Months Ended March 31, 2019
	Storage Solutions
	North America	United Kingdom	Total	Tank & Pump Solutions	Consolidated
Revenues:
Rental	$93,516	$19,209	$112,725	$29,447	$142,172
Sales	4,026	1,751	5,777	1,446	7,223
Other	225	—	225	41	266

Total revenues	97,767	20,960	118,727	30,934	149,661

Costs and expenses:
Rental, selling and general expenses	58,956	13,670	72,626	19,608	92,234
Cost of sales	2,413	1,403	3,816	786	4,602
Depreciation and amortization	8,989	1,734	10,723	6,612	17,335

Total costs and expenses	70,358	16,807	87,165	27,006	114,171

Income from operations	$27,409	$4,153	$31,562	$3,928	$35,490

Adjusted EBITDA	$39,358	$6,070	$45,428	$10,802	$56,230
Adjusted EBITDA Margin	40.3%	29.0%	38.3%	34.9%	37.6%

(1)

These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2020	2019
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$10,795	$8,053
Receivables, net	99,259	104,390
Inventories	9,540	9,517
Rental fleet, net	960,177	966,223
Property, plant and equipment, net	153,824	157,183
Operating lease assets	91,521	93,116
Other assets	14,453	13,806
Intangibles, net	50,629	51,185
Goodwill	710,053	713,404

Total assets	$2,100,251	$2,116,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$40,299	$31,554
Accrued liabilities	63,405	77,069
Operating lease liabilities	93,437	94,932
Lines of credit	557,500	555,400
Obligations under finance leases	75,533	74,399
Senior notes, net	247,287	247,127
Deferred income taxes	198,420	195,034

Total liabilities	1,275,881	1,275,515

Stockholders’ equity:
Common stock	506	504
Additional paid-in capital	641,515	638,083
Retained earnings	440,144	445,285
Accumulated other comprehensive loss	(79,478)	(65,093)
Treasury stock	(178,317)	(177,417)

Total stockholders’ equity	824,370	841,362

Total liabilities and stockholders’ equity	$2,100,251	$2,116,877

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2020	2019
Cash flows from operating activities:
Net income	$8,301	$18,085
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred financing costs write-off	—	123
Provision for doubtful accounts	955	1,212
Amortization of deferred financing costs	455	505
Amortization of long-term liabilities	—	13
Share-based compensation expense	2,682	3,404
Depreciation and amortization	17,492	17,335
Gain on sale of rental fleet	(1,444)	(1,425)
Loss on disposal of property, plant and equipment	26	18
Deferred income taxes	4,386	5,058
Foreign currency exchange	3	(1)
Changes in certain assets and liabilities, net of effect of businesses acquired	367	(5,544)

Net cash provided by operating activities	33,223	38,783

Cash flows from investing activities:
Cash paid for business acquired, net of cash acquired	(4,808)	—
Additions to rental fleet, excluding acquisitions	(10,051)	(23,016)
Proceeds from sale of rental fleet	3,474	3,338
Additions to property, plant and equipment, excluding acquisitions	(4,174)	(2,919)
Proceeds from sale of property, plant and equipment	15	49

Net cash used in investing activities	(15,544)	(22,548)

Cash flows from financing activities:
Net borrowings under lines of credit	2,100	203
Deferred financing costs	—	(3,254)
Principal payments on finance lease obligations	(3,204)	(2,586)
Issuance of common stock	753	1,690
Dividend payments	(13,575)	(12,426)
Purchase of treasury stock	(900)	(1,057)

Net cash used in financing activities	(14,826)	(17,430)

Effect of exchange rate changes on cash and cash equivalents	(111)	(114)

Net change in cash and cash equivalents	2,742	(1,309)
Cash and cash equivalents at beginning of period	8,053	5,605

Cash and cash equivalents at end of period	$10,795	$4,296

Equipment and other acquired through finance lease obligations	$4,343	$1,609
Capital expenditures accrued or payable	5,053	8,012

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin and free cash flow are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2020	2019
Net income	$8,301	$18,085
Interest expense	9,257	10,760
Income tax provision	6,639	6,523
Depreciation and amortization	17,492	17,335
Deferred financing costs write-off	—	123

EBITDA	41,689	52,826
Share-based compensation expense	2,682	3,404
Merger-related expenses	15,505	—

Adjusted EBITDA	$59,876	$56,230

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$33,223	$38,783
Interest paid	12,608	14,276
Income and franchise taxes paid	1,913	2,020
Share-based compensation expense, including restructuring expense	(2,682)	(3,404)
Gain on sale of rental fleet	1,444	1,425
Loss on disposal of property, plant and equipment	(26)	(18)
Changes in certain assets and liabilities, net of effect of businesses acquired	(4,791)	(256)

EBITDA	41,689	$52,826

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$33,223	$38,783

Additions to rental fleet, excluding acquisitions	(10,051)	(23,016)
Proceeds from sale of rental fleet	3,474	3,338
Additions to property, plant and equipment, excluding acquisitions	(4,174)	(2,919)
Proceeds from sale of property, plant and equipment	15	49

Net capital expenditures, excluding acquisitions	(10,736)	(22,548)

Free cash flow	$22,487	$16,235

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.